SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2006 (July 6, 2006)

HUDSON'S GRILL INTERNATIONAL, INC.

(Exact name of Registrant as specified in its Charter)

Texas

(State or other jurisdiction of incorporation)

333-94797

(Commission or File Number)

75-2738727

(IRS Employer Identification Number)

16970 Dallas Parkway, Suite 402, Dallas, Texas 75248

(Address of Principal Executive Offices)

Issuer's telephone number, including area code:

(972) 931-9237

Section 8 - Other Events

Item 8.01 Other Events.

Hudson's Grill International, Inc. (the "Company"), a Texas corporation based in Dallas, Texas, announced the signing and funding on July 6, 2006, of a new franchise agreement with Acceleration LLC, a Wisconsin limited liability company owned by Bill Hall and Al Klein. Acceleration LLC also owns the franchises in Wausau and Marshfield, Wisconsin. Mr. Hall is the managing member of the franchisee, and the agreement is guaranteed by Bill Hall and Al Klein. Acceleration LLC will train the staff for the new franchisee, which will pay a 2% royalty rate. Acceleration paid a $15,000 up-front franchise fee that is payable by franchisees operating multiple franchises.

The new restaurant will be located at 1250 Commerce Place, Plover, Wisconsin. The site is being constructed on property that Acceleration LLC's owners have an option to buy. Acceleration LLC plans to open the new Plover Hudson's Grill in November 2006.

The Company also announced that its new franchise in Oshkosh, Wisconsin, opened for business on July 12, 2006.

Section 9 - Financial Statements and Exhibits

Item 9.01(c) Exhibits.

1. Press Release dated July 14, 2006, about signing a new franchise for Plover, Wisconsin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2006

HUDSON'S GRILL INTERNATIONAL, INC. s/s Robert W. Fischer Robert W. Fischer, Director

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